Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated November 21, 2008 relating to the financials statements of Medical International Technology, Inc. for the year ended September 30, 2008.

PS Stephenson & Co., P.C

Certified Public Accountants

Wharton, Texas

July 7, 2009